Exhibit 99.1

Glenpointe Centre West
500 Frank W. Burr Blvd.
Teaneck, NJ 07666

CONTACT: Gordon Coburn
FOR IMMEDIATE RELEASE	Chief Financial Officer & Operating Officer
201-678-2712

Investors: Gordon McCoun/Hannah Sloane
Press: Brian Maddox/Scot Hoffman
Financial Dynamics
212-850-5600
scot.hoffman@fd.com

COGNIZANT REPORTS RECORD FOURTH QUARTER RESULTS

Growth in Europe Continues to Accelerate

Company Forecasts Revenue of at least $2.95 Billion in 2008

Teaneck, NJ – February 7, 2008 – Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of IT and business process outsourcing services, today announced its financial results for the three and twelve months ended December 31, 2007. All share and per share amounts for the prior year periods presented have been adjusted to reflect the 2-for-1 stock split, effective October 16, 2007.

Highlights – Fourth Quarter 2007

•	Quarterly revenue increased to $600.0 million, up 41% from the year-ago quarter.

•	Quarterly diluted EPS on a GAAP basis was $0.32, compared to $0.23 in the year-ago quarter.

•

Quarterly diluted EPS on a non-GAAP basis was $0.36, excluding stock-based compensation expense of $0.02 and a non-cash stock-based Indian fringe benefit tax expense of approximately $0.02, compared to $0.25, excluding stock-based compensation expense of $0.02, in the year ago quarter.

Revenue for the fourth quarter of 2007 increased to $600.0 million, up 7% sequentially from $558.8 million in the third quarter of 2007, and up 41% from $424.4 million in the fourth quarter of 2006. GAAP net income was $96.3 million, or $0.32 per diluted share, compared to $69.5 million, or $0.23 per diluted share, in the fourth quarter of 2006. Diluted earnings per share on a non-GAAP basis were $0.36. GAAP operating margin for the quarter was 17.7%. Excluding stock based compensation expense of $9.8 million and a $5.9 million non-cash operating expense charge resulting from the nine-month impact of the recently enacted and clarified fringe benefit tax on the exercise of stock options in India, non-GAAP operating margin was 20.3%, above the Company’s targeted 19-20% range. Reconciliations of these non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

“We are very pleased with our fourth quarter and full year 2007 financial performance, which was driven by strong growth across our business segments, service offerings and geographic regions,” said Francisco D’Souza, President and CEO of Cognizant. “Our results reflect Cognizant’s ability to translate our investments in our global platform into new growth opportunities for the Company. Our leadership positions in key industry verticals resulted in strong revenue performance in our Healthcare and Financial Services business segments. We were also pleased to have closed the acquisition of marketRx during the quarter, which we anticipate will enable Cognizant to further enhance our strong market position in data analytics and the Life Sciences industry. Once again, I am pleased with our performance in Europe, where revenue grew 89%, compared to the fourth quarter of 2006.”

Mr. D’Souza continued: “Looking forward, we remain focused on maintaining our industry-leading growth while continuing to improve efficiencies in our business and leveraging the scale of our operations through higher utilization. We intend to continue building distinctive positions in each vertical and horizontal service area, as well as expand our geographic footprint. In addition to building the infrastructure, processes and intellectual capital to allow us to scale the business, we remain committed to ensuring we have an environment at Cognizant where the best talent in the world can thrive. We are confident that our wide range of services, geographic footprint and strong pool of talent position us effectively to adapt to the changing economic environment, as we continue to capitalize on opportunities for the long-term growth of the business.”

Highlights – Full Year 2007

•	Revenue increased to $2.136 billion, up 50% from the year-ago period.

•	Diluted EPS on a GAAP basis was $1.15, compared to $0.77 in the year-ago period.

•

Diluted EPS on a non-GAAP basis was $1.27, excluding stock-based compensation expense of $0.10 and a non-cash stock-based Indian fringe benefit tax expense of $0.02, compared to $0.86, excluding stock-based compensation expense of $0.09, in the year-ago period.

Revenue for 2007 increased to $2.136 billion, up 50% from $1.424 billion for 2006. GAAP net income was $350.1 million, or $1.15 per diluted share, compared to $232.8 million, or $0.77 per diluted share, for 2006. Diluted earnings per share on a non-GAAP basis were $1.27. GAAP operating margin was 17.9%. Excluding stock based compensation expense of $35.9 million and a $5.9 million non-cash operating expense charge resulting from the recently enacted fringe benefit tax on the exercise of stock options in India, non-GAAP operating margin was 19.8%. Reconciliations of these non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

2008 Outlook – First Quarter & Full Year

Based on current visibility, the Company is now providing the following guidance:

•	First quarter 2008 revenue anticipated to be at least $640 million.

•

First quarter 2008 diluted EPS is expected to be $0.32 on a GAAP basis and $0.36 on a non-GAAP basis, which excludes $0.04 of estimated stock-based compensation and non-cash, stock-based Indian fringe benefit tax expense.

•	Fiscal 2008 revenue expected to be at least $2.95 billion, up at least 38% compared to 2007.

•

Fiscal 2008 diluted EPS expected to be at least $1.50 on a GAAP basis, and at least $1.67 on a non-GAAP basis, which excludes $0.17 of estimated stock-based compensation and non-cash, stock-based Indian fringe benefit tax expense.

•	Total headcount by end of 2008 expected to be between 72,000 and 75,000, reflecting the Company’s plan to increase utilization throughout the year.

“Our fourth quarter results are a testament to our ability to successfully manage our business while investing in Cognizant’s growth platform around the world,” said Gordon Coburn, Chief Financial and Operating Officer. “Throughout 2007, we continued to build our infrastructure to capture economies of scale and position Cognizant for long-term revenue growth. We generated approximately $150 million of cash from operations in the fourth quarter. After the acquisition of marketRx and buying back approximately 3.39 million shares of Cognizant stock for $105.4 million, we ended the year with over $670 million in cash and short-term investments on our balance sheet, leaving us with the financial flexibility to invest in our people, services and infrastructure to further differentiate Cognizant in the marketplace. Based on the demand environment and the strength of our growth platform, we believe that Cognizant will continue to outpace our overall market in 2008 and deliver value to our shareholders.”

Conference Call

Cognizant will host a conference call February 7, at 5:00 p.m. (ET) to discuss the Company’s quarterly results. To listen to the call, please dial (888) 652-6834 domestically or (706) 679-3288 internationally. The call will also be broadcast live via the Internet at Cognizant’s web site, www.cognizant.com. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay will be made available on the web site at www.cognizant.com or by calling (800) 642-1687 for domestic callers and (706) 645-9291 for international callers and entering “32302898” from two hours after the end of the call until 11:59 p.m. (ET) on February 14, 2008.

About Cognizant Technology Solutions

Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting and business process outsourcing services. Cognizant’s single-minded passion is to dedicate our global technology and innovation know-how, our industry expertise and worldwide resources to working together with clients to make their businesses stronger. With more than 35 global delivery centers and over 55,000 employees as of December 31, 2007, we combine a unique onsite/offshore delivery model infused by a distinct culture of customer satisfaction. A member of the NASDAQ-100 Index and S&P 500 Index, Cognizant is a Forbes Global 2000 company and is ranked among the top information technology companies in BusinessWeek’s Info Tech 100, Hot Growth and Top 50 Performers listings. Visit us online at www.cognizant.com.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and reconciliations of Cognizant’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

We seek to manage the company to targeted operating margin, excluding stock-based compensation costs and stock-based Indian fringe benefit tax expense, of 19% to 20% of revenues. Accordingly, we believe that non-GAAP operating margin and non-GAAP diluted earnings per share, excluding stock-based compensation costs and stock-based Indian fringe benefit tax expense, are meaningful measures for investors to evaluate our financial performance. For our internal management reporting and budgeting purposes, we use financial statements that do not include stock-based compensation expense and stock-based Indian fringe benefit tax expense for financial and operational decision making, to evaluate period-to-period comparisons and for making comparisons of our operating results to that of our competitors. Moreover, because of varying available valuation methodologies and the variety of award types that companies can use under FAS 123R, we believe that providing non-GAAP financial measures that exclude stock-based compensation allows investors to make additional comparisons between our operating results to those of other companies. Accordingly, we believe that the presentation of non-GAAP operating margin and non-GAAP diluted earnings per share, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP operating margin and non-GAAP diluted earnings per share versus operating margin and diluted earnings per share calculated in accordance with GAAP is that non-GAAP operating margin and non-GAAP diluted earnings per share exclude costs, namely, stock-based compensation and stock-based Indian fringe benefit tax expense, that are recurring. Stock-based compensation and the related stock-based Indian fringe benefit tax expense will continue to be for the foreseeable future a significant recurring expense in our business. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted earnings per share and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

-tables to follow-

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2007	2006	2007	2006
Revenues	$599,956	$424,430	$2,135,577	$1,424,267

Operating Expenses:

Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	341,514	232,588	1,206,035	787,923
Selling, general and administrative expenses	137,588	105,019	494,102	343,238
Depreciation and amortization expense	14,735	10,471	53,918	34,163

Income from operations	106,119	76,352	381,522	258,943

Other income (expense), net:
Interest income	8,522	5,538	29,560	17,615
Other income / (expense)	118	397	3,274	1,253

Total other income / (expense), net	8,640	5,935	32,834	18,868

Income before provision for income taxes	114,759	82,287	414,356	277,811

Provision for income taxes	18,503	12,754	64,223	45,016

Net income	$96,256	$69,533	$350,133	$232,795

Basic earnings per share (1)	$0.33	$0.24	$1.22	$0.83

Diluted earnings per share (1)	$0.32	$0.23	$1.15	$0.77

Weighted average number of common shares outstanding (1)	289,153	284,042	288,155	281,715

Weighted average number of common and dilutive shares outstanding (1)	302,196	303,132	303,593	301,124

Note:

(1)	Reflects a 2-for-1 stock split effected by a 100% stock dividend paid on October 16, 2007.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(In thousands)

	December 31, 2007	December 31, 2006
Assets

Current Assets

Cash and cash equivalents	$339,845	$265,937

Short-term investments	330,580	382,222

Trade accounts receivable, net of allowances of $6,339 and $3,719, respectively	382,960	259,210

Unbilled accounts receivable	53,496	39,265

Deferred income tax assets, net	75,470	61,257

Other current assets	59,828	32,500

Total Current Assets	1,242,179	1,040,391

Property and equipment, net	356,047	220,154

Goodwill	148,789	27,190

Other intangible assets, net	45,565	20,463

Deferred income tax assets, net	11,949	1,024

Other assets	33,777	16,759

Total Assets	$1,838,306	$1,325,981

Liabilities and Stockholders’ Equity

Current Liabilities

Accounts payable	$36,176	$27,839

Deferred revenue	29,020	19,401

Accrued expenses and other liabilities	275,488	202,263

Total Current Liabilities	340,684	249,503

Deferred income tax liabilities, net	15,145	—

Other noncurrent liabilities	14,267	2,979

Total Liabilities	370,096	252,482

Stockholders’ Equity	1,468,210	1,073,499

Total Liabilities and Stockholders’ Equity	$1,838,306	$1,325,981

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

(In thousands, except per share data)

	Three Months Ended December 31,				Three Months Ended December 31,
	2007 GAAP	2007 Adjustments		2007 Non-GAAP	2006 GAAP	2006 Adjustments		2006 Non-GAAP
Income from operations	$106,119	$15,733	(b)	$121,852	$76,352	$8,093	(d)	$84,445

Operating margin	17.7%	2.6%	(b)	20.3%	18.0%	1.9%	(d)	19.9%

Diluted earnings per share (a)	$0.32	$0.04	(f)	$0.36	$0.23	$0.02	(g)	$0.25

	Twelve Months Ended December 31,				Twelve Months Ended December 31,
	2007 GAAP	2007 Adjustments		2007 Non-GAAP	2006 GAAP	2006 Adjustments		2006 Non-GAAP
Income from operations	$381,522	$41,838	(c)	$423,360	$258,943	$29,934	(e)	$288,877

Operating margin	17.9%	1.9%	(c)	19.8%	18.2%	2.1%	(e)	20.3%

Diluted earnings per share (a)	$1.15	$0.12	(f)	$1.27	$0.77	$0.09	(g)	$0.86

Notes:

(a)	Reflects a 2-for-1 stock split effected by a 100% stock dividend paid on October 16, 2007.

(b)	Adjustment to exclude stock-based compensation of $9,811 and stock-based Indian fringe benefit tax expense of $5,922 from income from operations of which $6,774 was reported in cost of revenues and $8,959 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(c)	Adjustment to exclude stock-based compensation of $35,916 and stock-based Indian fringe benefit tax expense of $5,922 from income from operations of which $19,185 was reported in cost of revenues and $22,653 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(d)	Adjustment to exclude stock-based compensation of $8,093 from income from operations of which $3,480 was reported in cost of revenues and $4,613 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(e)	Adjustment to exclude stock-based compensation of $29,934 from income from operations of which $13,400 was reported in cost of revenues and $16,534 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(f)	Adjustment to exclude the per share effect of stock-based compensation expense net of the related tax benefit and stock-based Indian fringe benefit tax expense. The stock-based Indian fringe benefit tax expense is a nondeductible expense since the cost is recovered from employees.

(g)	Adjustment to exclude the per share effect of stock-based compensation expense net of the related tax benefit.